Mannatech Reports Second Quarter End 2020 Financial Results

(FLOWER MOUND, Texas) August 11, 2020 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its second quarter of 2020.

Second Quarter End Results

Second quarter net sales for 2020 were $37.6 million, a decrease of $3.1 million, or 7.5%, as compared to $40.7 million in the second quarter of 2019. Income from operations decreased to $1.1 million for the second quarter of 2020, from $2.0 million in the same period in 2019.

Net income was $1.1 million, or $0.47 per diluted share, for the second quarter of 2020, as compared to a net income of $2.0 million, or $0.81 per diluted share, for the second quarter of 2019.

Gross profit as a percentage of sales declined to 76.9% for the three months ended June 30, 2020, as compared to 80.1% for the same period in 2019.

Commission and incentives as a percentage of net sales was 40.7% for the three months ended June 30, 2020, as compared to 40.0% for the same period in the prior year.

For the three months ended June 30, 2020, overall selling and administrative expenses decreased by $1.2 million to $7.2 million, as compared to $8.4 million for the same period in 2019. The decrease in selling and administrative expenses was due to a $0.9 million decrease in payroll costs, a $0.2 million decrease in marketing costs and a $0.1 million decrease in stock-based compensation.

For the three months ended June 30, 2020, other operating costs decreased by $0.6 million, or 10.9%, to $4.8 million, as compared to $5.4 million for the same period in 2019. The decrease in operating costs was primarily due to a $0.4 million decrease in travel and entertainment and a $0.2 million decrease in office expenses.

For the three months ended June 30, 2020, taxes were a $0.2 million provision, compared to the same period in the prior year, which had a $1.0 million provision.

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of products as of June 30, 2020 and 2019 were approximately 172,000 and 175,000, respectively. As the novel coronavirus ("COVID-19") continued to spread into our markets, recruiting decreased 5.2% in the second quarter of 2020 as compared to the second quarter of 2019. The number of new independent associate and preferred customer positions in the company’s network for the second quarter of 2020 was approximately 19,047 as compared to 20,084 in 2019.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “hope,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech’s business, Mannatech's inability to attract and retain associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

ASSETS	June 30, 2020 (unaudited)	December 31, 2019
Cash and cash equivalents	$20,712	$24,762
Restricted cash	943	943
Accounts receivable, net of allowance of $654 and $708 in 2020 and 2019, respectively	251	955
Income tax receivable	1,333	220
Inventories, net	13,319	10,152
Prepaid expenses and other current assets	3,122	2,239
Deferred commissions	1,650	1,758
Total current assets	41,330	41,029
Property and equipment, net	4,456	5,261
Construction in progress	1,131	865
Long-term restricted cash	4,242	5,295
Other assets	11,986	9,592
Long-term deferred tax assets, net	991	881
Total assets	$64,136	$62,923
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$84	$87
Accounts payable	5,971	3,526
Accrued expenses	8,162	8,209
Commissions and incentives payable	9,981	9,728
Taxes payable	1,609	2,187
Current notes payable	889	739
Deferred revenue	4,801	4,416
Total current liabilities	31,497	28,892
Finance leases, excluding current portion	178	176
Deferred tax liabilities	3	3
Long-term notes payable	92	363
Other long-term liabilities	7,727	6,214
Total liabilities	39,497	35,648

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 2,101,240 shares outstanding as of June 30, 2020 and 2,742,857 shares issued and 2,381,131 shares outstanding as of December 31, 2019	—	—
Additional paid-in capital	33,764	34,143
Retained earnings (accumulated deficit)	2,628	(690)
Accumulated other comprehensive income	2,671	3,757
Treasury stock, at average cost, 641,617 shares as of June 30, 2020 and 361,726 shares as of December 31, 2019	(14,424)	(9,935)
Total shareholders’ equity	24,639	27,275
Total liabilities and shareholders’ equity	$64,136	$62,923

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$37,647	$40,711	$74,252	$78,684
Cost of sales	8,708	8,115	15,716	15,542
Gross profit	28,939	32,596	58,536	63,142
Operating expenses:
Commissions and incentives	15,330	16,295	30,219	31,494
Selling and administrative expenses	7,165	8,381	14,020	15,957
Depreciation and amortization expense	537	517	1,057	1,045
Other operating costs	4,797	5,384	10,118	11,507
Total operating expenses	27,829	30,577	55,414	60,003
Income from operations	1,110	2,019	3,122	3,139
Interest income (expense), net	13	25	63	(70)
Other (expense) income, net	166	980	(42)	984
Income before income taxes	1,289	3,024	3,143	4,053
Income tax (provision) benefit	(159)	(1,037)	775	(1,378)
Net income	$1,130	$1,987	$3,918	$2,675
Earnings per common share:
Basic	$0.48	$0.83	$1.65	$1.12
Diluted	$0.47	$0.81	$1.62	$1.09
Weighted-average common shares outstanding:
Basic	2,370	2,394	2,380	2,395
Diluted	2,388	2,452	2,402	2,457

Non-GAAP Financial Measures (Sales, Gross Profit and Income from Operations in Constant Dollars)

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

The table below reconciles second quarter 2020 constant dollar net sales, gross profit and income from operations to GAAP net sales, gross profit and income from operations.

	June 30, 2020		June 30, 2019	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net Sales	$37.6	$39.1	$40.7	$(1.6)	(3.9)%
Product	37.0	38.5	39.9	(1.4)	(3.5)%
Pack and associate fees	0.4	0.4	0.6	(0.2)	(33.3)%
Other	0.2	0.2	0.2	—	—%
Gross profit	28.9	30.0	32.6	(2.6)	(8.0)%
Income from operations	1.1	1.3	2.0	(0.7)	(35.0)%